EXHIBIT 5.1


September 29, 1997


ARTRA GROUP Incorporated
500 Central Avenue
Northfield, IL  60093

Re:      ARTRA GROUP Incorporated Common Stock
         Registration Statement on Form S-1

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 (the "Registration Statement") being filed by ARTRA GROUP Incorporated (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering and sale of up to an aggregate of 4,986,144 shares of the Company's common stock, without par value, which includes shares that are: (i) issuable upon the exercise under warrants (which warrants have not been registered); (ii) issuable upon the conversion of certain notes; and (iii) issued in payment of Company notes and other obligations (the "Common Stock").


         We are familiar with the proceedings to date with respect to the proposed offering of the Common Stock and have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

         Based on the foregoing, and subject to the qualifications set forth hereinafter, we are of the opinion that the Common Stock when issued, and the consideration is received for the options and/or warrants, will be legally issued, fully paid and non-assessable.

         We express no opinion as to the laws of any jurisdiction other than the State of Illinois, the United States of America and, solely with respect to matters of corporate organization and authority, the Corporation Law of the Commonwealth of Pennsylvania. We are not admitted to the practice of law in the Commonwealth of Pennsylvania. Insofar as the foregoing opinion relates to matters that would be controlled by the substantive laws of any jurisdiction other than the United States of America, the Corporation Law of the Commonwealth of Pennsylvania (with respect to matters of corporate organization and authority) or the State of Illinois, we have assumed that the substantive laws of such jurisdiction conform in all respects to the internal laws of the State of Illinois.

         We express no opinion as to the application of securities or blue sky laws of the various states to the issuance of Common Stock.


         We hereby consent as to the use of this opinion as Exhibit 5.1 to the Registration Statement relating to the registration of 4,986,144 shares of Common Stock and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof.



                                       Very truly yours,

                                       Kwiatt, Silverman & Ruben, Ltd.